Exhibit 99.2

TECUMSEH PRODUCTS COMPANY

Form of Performance Restricted Stock Unit Award Agreement Under the
Tecumseh Products Company 2014 Omnibus Incentive Plan

Participant:
Grant Date:
Number of Performance Restricted Stock Units:	[number of Restricted Stock Units]
Performance Period:	The three year period from January 1, 2015 through December 31, 2017 (based on EPS for the period January 1, 2017 through December 31, 2017)
Vesting Date:	As described in Section 4 of this Award Agreement

1.Grant of Award. The Compensation Committee (the “Committee”) of the Board of Directors of Tecumseh Products Company (the “Company”) grants to the above-named Participant the number of Restricted Stock Units (the “Initial Grant Amount”) of the Company (the “Performance Restricted Stock Units”) set forth above, as adjusted below, pursuant to the Tecumseh Products Company 2014 Omnibus Incentive Plan (as amended from time to time, the “Plan”). Upon (a) vesting, (b) the determination of the number of Performance Restricted Stock Units earned and (c) the satisfaction of any required withholding obligation, each Performance Restricted Stock Unit earned represents the right to receive the payments set forth in Section 6. This Performance Restricted Unit Award is granted pursuant to Section 8 of the Plan and, to the extent applicable (as permitted by Section 8 of the Plan), the performance provisions of Section 9 of the Plan. Capitalized terms not defined in this Award Agreement have the meanings ascribed to such terms in the Plan.
2.Terms and Conditions. The terms, conditions, and restrictions applicable to this Award are specified in the Plan and this Award Agreement, which include, but are not limited to, provisions relating to amendment, vesting, cancellation and payment, all of which are incorporated by reference into this Award Agreement to the extent not otherwise set forth in this Award Agreement.
3.Definitions. As used in this Award Agreement, the following terms shall have the meanings set forth below:
(a)“Adjusted Grant Amount” means the actual number of Performance Restricted Stock Units earned by the Participant pursuant to this Award Agreement as determined under Sections 4, 5 and 8, in all cases at the time of payment rounded to the nearest whole Performance Restricted Stock Unit.
(b)“EPS” means the Company’s fully diluted net income per share for the year ending December 31, 2017, determined from the Company’s Consolidated Statements of Operations in accordance with United States generally accepted accounting principles. EPS shall be determined to the nearest penny.
4.Vesting.
(a)Except as provided in Section 4(b), the Adjusted Grant Amount shall vest and become deliverable on the Determination Date as defined in Section 5 (the “Vesting Date”), provided that the Participant is employed at the Company or an Affiliate on the Vesting Date. Except as provided in Section 4(b), if the Participant is not employed at the Company or an Affiliate on the Vesting Date for any reason, the entire Adjusted Grant Amount shall automatically and immediately terminate and shall not vest in favor of the Participant.
(b)In the Committee’s discretion, a pro rata portion of the Adjusted Grant Amount (determined pursuant to Section 5(b)) shall vest upon the Participant’s death, Disability or Retirement; provided, however, the Participant was employed at the Company or an Affiliate on the day preceding the Participant’s death, Disability or Retirement (in such case, also the “Vesting Date”).
5.Determination of Performance Restricted Stock Units Earned.
(a)Default Determination. Except as provided in Section 5(b), the Participant’s Adjusted Grant Amount shall be determined by the Committee on the date the Committee meets and determines the EPS for the calendar year ended December 31, 2017, and such meeting and determination shall occur on a date between January 1, 2018 and March 1, 2018 (the “Determination Date”). Once the Committee determines the EPS, the Committee shall determine the Participant’s Adjusted Grant Amount as follows:
(i)EPS Less Than $1.50 Per Share. If the EPS is less than $1.50 per share, then no portion of the Adjusted Grant Amount shall be earned or vested by the Participant, and the Participant’s Adjusted Grant Amount shall be zero Performance Restricted Stock Units. In such event, the Adjusted Grant Amount, including any adjustment under Section 8(b), that would have otherwise vested shall immediately terminate and shall not vest in favor of the Participant.
(ii)EPS Equals or Exceeds $1.50 Per Share. If the EPS equals or exceeds $1.50, then the Participant’s Adjusted Grant Amount shall equal 50% of the Initial Grant Amount plus 1.00% of the Initial Grant Amount for every $0.03 per share that EPS exceeds $1.50 per share (using linear interpolation for earnings per share that are not exactly in increments of $0.03 per share) up to a maximum EPS of $3.00 per share (i.e., a maximum Adjusted Grant Amount equal to 100% of the Initial Grant Amount), as adjusted under Section 8(b).
(b)Determination Upon Death, Disability or Retirement. In the event of the Participant’s death, Disability or Retirement prior to the Determination Date, the Participant’s Adjusted Grant Amount shall be the amount otherwise determined under Section 5(a), but adjusted by a fraction, (i) the numerator of which is the number of days of the Participant’s employment with the Company or an Affiliate during the period January 1, 2015 to the date of the Participant’s death, Disability or Retirement, and (ii) the denominator of which is 1,096 days.
6.Payment.
(a)Except as provided in Section 6(b), the Company shall pay the Participant (i) 75% of the Adjusted Grant Amount, if any, rounded down to the nearest whole Share, by delivery of a certificate or equivalent for such calculated Shares, which certificate or equivalent shall be registered in the Participant’s name, and (ii) the balance of such Adjusted Grant Amount, if any, in a single lump sum in cash based on the closing market price of the underlying Shares on the Determination Date, such delivery and payment to be made between January 1, 2018 and March 15, 2018, but no earlier than the Vesting Date.
(b)Notwithstanding Section 6(a), within 30 days after the occurrence of a Change in Control where no Alternative Award is issued to the Participant pursuant to Section 12 of the Plan, the Company shall pay the Participant (i) 75% of the Adjusted Grant Amount rounded down to the nearest whole Share, by delivery of a certificate or equivalent for such calculated Shares (including as an “equivalent” whatever consideration was received in exchange for the Company’s Shares, if any exchange occurred, as a result of such Change in Control), which certificate or equivalent shall be registered in the Participant’s name, and (ii) the balance of such Adjusted Grant Amount in a single lump sum in cash based on the closing market price of the underlying Shares or their equivalent on the Vesting Date.
7.Withholding. The applicable tax withholding obligations in connection with any payment made to the Participant under this Award Agreement shall be satisfied as provided under Section 17 of the Plan and pursuant to the Company’s discretion.
8.Rights as Shareholder; Dividend Equivalents.
(a)The Participant shall not be entitled to any rights as a shareholder of the Company in respect of any Performance Restricted Stock Units covered by this Award Agreement, unless and until a certificate for Shares is issued in the Participant’s name pursuant to Section 6.
(b)If the Company declares a cash dividend on its Shares with a record date prior to the Vesting Date or, if applicable, prior the occurrence of a Change in Control, the Participant’s Initial Grant Amount shall be increased by additional Performance Restricted Stock Units equal to (i) the amount of the cash dividend multiplied by the number of Performance Share Units in the then Initial Grant Amount, divided by (ii) the Fair Market Value of a Share on the date the cash dividend was paid by the Company to shareholders, and (iii) the result rounded down to the next whole number of Performance Restricted Stock Units.
9.Other Termination Condition. If the Participant’s employment at the Company or an Affiliate is terminated for Cause after the Vesting Date, but before the payment of the Adjusted Grant Amount under Section 6, then the entire Adjusted Grant Amount shall be terminated and the Adjusted Grant Amount shall be zero.
10.Restrictions on Transfer. The Participant may not sell, assign, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber all or any of the Performance Restricted Stock Units granted under this Award Agreement, except as otherwise provided for under the Plan.
11.Consent to Transfer of Personal Data. In administering the Plan, or to comply with applicable legal, regulatory, tax, or accounting requirements, it may be necessary for the Company to transfer certain Participant data to an affiliate of the Company or to its outside service providers or governmental agencies. By accepting this Award, the Participant consents, to the fullest extent permitted by law, to the use and transfer, electronically or otherwise, of the Participant’s personal data to such entities for such purposes.
12.Consent to Electronic Delivery. In lieu of receiving documents in paper format, the Participant agrees, to the fullest extent permitted by law, to accept electronic delivery of any documents that the Company may be required to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other agreements, forms and communications) in connection with this and any other prior or future incentive award or program made or offered by the Company or its predecessors or successors. Electronic delivery of a document to the Participant may be via a Company e-mail system or by reference to a location on a Company intranet site or similar internet-based site to which the Participant has access.
13.Entire Agreement; Amendment; Survival; Assignment. The terms, conditions and restrictions set forth in the Plan and this Award Agreement constitute the entire understanding between the parties hereto regarding this Award and supersede all previous written, oral, or implied understandings between the parties hereto about this Award Agreement’s subject matter. This Award Agreement may be amended by a subsequent writing (including e-mail or other electronic form) agreed to between the Company and the Participant. Section headings in this Award Agreement are for convenience only and have no effect on the interpretation of this Award Agreement. The provisions of this Award Agreement that are intended to survive the Participant’s termination of service shall survive such date. The Company may assign this Award Agreement and its rights and obligations under this Award Agreement to any Affiliate.
14.No Right to Continued Employment. This Award Agreement does not confer on the Participant any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company or any Affiliate to determine the terms of the Participant’s employment.
15.Additional Requirements. This Award Agreement shall be subject to the requirement that if at any time the Board of Directors shall determine that the registration, listing or qualification of the Shares covered by this Award Agreement upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with the granting of this Award or the acquisition of Shares under this Award Agreement, Shares may not be issued under this Award Agreement unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. The Committee may require that the Participant shall make such representations and agreements and furnish such information as it deems appropriate to assure compliance with the foregoing or any other applicable legal requirements.
16.Resale Restrictions. The Company currently has an effective registration statement on file with the Securities and Exchange Commission with respect to the Shares. The Company intends to maintain this registration but has no obligation to do so. If the registration ceases to be effective, the Participant will not be able to transfer or sell Shares issued pursuant to this Award unless an exemption from registration under applicable securities laws is available. The Participant agrees that any resale by the Participant of the Shares issued pursuant to this Award shall comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act, the Exchange Act and the respective rules and regulations promulgated thereunder) and any other law, rule or regulation applicable thereto, as such laws, rules, and regulations may be amended from time to time. The Company shall not be obligated to either issue the Shares or permit the resale of any Shares if such issuance or resale would violate any such requirements.
17.Restrictive Covenants; Compensation Recovery. By signing this Award Agreement, the Participant acknowledges and agrees that the Shares and Adjusted Grant Amount subject to this Award or any Award previously granted to the Participant by the Company or an Affiliate shall (a) be subject to termination as a result of the Participant’s violation of any agreement with the Company regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the “Restricted Covenant Agreements”), and (b) shall be subject to termination and/or recovery under any compensation recovery policy that may be adopted from time to time by the Company or any Affiliate. For avoidance of doubt, compensation recovery rights to Shares (including Shares acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of the Shares. The Participant’s prior execution of the Restricted Covenant Agreements was a material inducement for the Company’s grant of the Award under this Award Agreement.
18.Conflict. This Award Agreement is subject to the terms and provisions of the Plan, including but not limited to the adjustment provisions under Section 13 of the Plan. In the event of a conflict between the Plan and this Award Agreement, the Plan shall control. All interpretations or determinations of the Committee shall be binding and conclusive upon the Participant and the Participant’s legal representatives on any question arising under this Award Agreement or under the Plan.
19.Notices. All notices under this Award Agreement to the Company shall be delivered or mailed to the following addresses:
If to the Company:

Tecumseh Products Company
Attention: Roger Jackson
5683 Hines Drive
Ann Arbor, MI 48108

If to the Participant:

To the address set forth in the signature block below, or such other address that the Company has on file from time to time.

Such addresses for the service of notices may be change at any time provided notice of such change is furnished in advance to the other party.
20.Counterparts. This Award Agreement may be executed in two or more counterparts, each of which is deemed an original and all of which constitute one document.
21.Governing Law. This Award Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Michigan, without regard to its choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of Michigan. The State and Federal courts in the State of Michigan shall be the sole and exclusive forums for the resolution of any disputes under this Award Agreement, and the Participant and the Company hereby submit to the personal jurisdiction and the process of these courts.
Signature Page FollowsThis Award Agreement may be executed in two counterparts, each of which is deemed an original and all of which constitute one document.

TECUMSEH PRODUCTS COMPANY:

Dated: [month and date], [year]    By:

Name:

Title:

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AWARD AGREEMENT, NOR IN THE PLAN, WHICH IS INCORPORATED INTO THIS AWARD AGREEMENT BY REFERENCE, CONFERS ON THE PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER TO THE COMPANY OR ANY AFFILIATE, NOR INTERFERES IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE COMPANY’S OR ANY AFFILIATE’S RIGHT TO TERMINATE THE PARTICIPANT’S SERVICE AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.
BY SIGNING BELOW, THE PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. THE PARTICIPANT ACCEPTS THIS AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AWARD AGREEMENT AND THE PLAN. THE PARTICIPANT HAS REVIEWED THE PLAN AND THIS AWARD AGREEMENT IN THEIR ENTIRETY. THE PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AWARD AGREEMENT.
PARTICIPANT:

Dated: [month and date], [year]    By:

Name:

Address: